UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 11, 2022

EXTERRAN CORPORATION

(Exact name of Registrant as Specified in its Charter)

Delaware	001-36875	47-3282259
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

11000 Equity Drive Houston, Texas		77041
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (281) 836-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	EXTN	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

As previously disclosed, on January 24, 2022, Exterran Corporation, a Delaware corporation (the “Company” or “Exterran”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Enerflex Ltd., a Canadian corporation (“Enerflex”) and Enerflex US Holdings Inc., a Delaware corporation (“Merger Sub”). Pursuant to the Merger Agreement, the Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Enerflex. Capitalized terms used below but not defined herein have the respective meanings assigned thereto in the Merger Agreement.

The Company convened its special meeting of stockholders on October 11, 2022 (the “Special Meeting”). At the Special Meeting, the Company’s common stockholders voted on two proposals related to the Merger Agreement as described in further detail in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on September 9, 2012.

As of the close of business on September 7, 2022, the record date for the Special Meeting, there were 33,313,473 shares of common stock of the Company, par value $0.01 per share (the “common stock”), outstanding and entitled to vote. Each share of common stock was entitled to one vote with respect to each proposal at the Special Meeting. A total of 25,092,373 shares of common stock were present virtually or by proxy, representing 75.32% of the votes entitled to be cast at the Special Meeting, which constituted a quorum to conduct business at the Special Meeting. At the Special Meeting, the Company’s stockholders were asked to consider and vote on the following matters:

•	a proposal to adopt the Merger Agreement (the “Merger Proposal”); and

•

a proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the Merger and the other transactions contemplated by the Merger Agreement (the “Compensation Proposal”);

A proposal to approve any adjournment of the Special Meeting from time to time to solicit additional proxies in favor of the Merger Proposal, if there were not sufficient votes at the Special Meeting to approve the Merger Proposal (the “Adjournment Proposal”), was not presented to stockholders for their approval because there were sufficient votes present to approve the Merger Proposal.

The final voting results for each proposal presented to stockholders for approval are set forth below.

Proposal No. 1: Merger Proposal

The table below sets forth the voting results for this proposal:

Votes For	Votes Against	Abstentions	Broker Non-Votes
25,060,124	31,624	625	0

Proposal No. 2: Compensation Proposal

The table below sets forth the voting results for this proposal:

Votes For	Votes Against	Abstentions	Broker Non-Votes
24,604,702	472,047	15,624	0

Subject to the satisfaction or waiver of all of the conditions to the closing of the Merger in the Merger Agreement, the Merger is expected to be completed on or about October 13, 2022.

Item 8.01	Other Events

On October 11, 2022, Enerflex and the Company issued a joint press release announcing, among other matters, the results of the voting at the Special Meeting, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

99.1	Joint Press Release of Enerflex and the Company, dated October 11, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXTERRAN CORPORATION

	By:	/s/ David A. Barta
	Name:	David A. Barta
Date: October 11, 2022	Title:	Senior Vice President and Chief Financial Officer

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